UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 7, 2022

Oscar Health, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40154	46-1315570
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 Varick Street, 5th Floor New York, New York 10013
(Address of Principal Executive Offices) (Zip Code)

(646) 403-3677

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.00001 par value per share	OSCR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 7, 2022, Meghan Joyce notified Oscar Heath, Inc. (the “Company”) that she is resigning effective on April 10, 2022 after a successful tenure as the Chief Operating Officer and Executive Vice President of Platform to be the CEO of a new venture.

Following Ms. Joyce’s departure, the +Oscar technology platform and business line will report directly to co-founder and CEO, Mario Schlosser, ensuring continued prioritization and focus. Chief Insurance Officer Alessandrea Quane will assume oversight of insurance operations.

Ms. Joyce will continue to support the Company following her resignation, and has entered into a consulting agreement with the Company and its subsidiary, Oscar Management Corporation (the “Consulting Agreement”), which will be effective April 10, 2022. Under the Consulting Agreement she will serve as a Senior Advisor to the Company and its leadership team for a period of two years (the “Consulting Period”).

Pursuant to the Consulting Agreement, Ms. Joyce will receive a monthly consulting fee of $8,333, but will not be entitled to an annual bonus award for the Company’s performance year 2022 and thereafter. In addition, Ms. Joyce’s vested and outstanding stock options will remain outstanding and exercisable for the duration of the Consulting Period; the unvested portion of each stock option and each restricted stock unit award will be forfeited. The Consulting Agreement contains a general release of claims that becomes effective on the effective date of the Consulting Agreement.

If the Company terminates Ms. Joyce’s consulting services without cause, Ms. Joyce will be entitled to (i) the consulting fee for the remainder of the Consulting Period (but no more than the amount she would have received over a six-month period) and (ii) extended stock option exercisability for all stock options outstanding and held by Ms. Joyce on the termination date until the earlier of: (a) the 27-month anniversary of the effective date of the Consulting Agreement and (b) the outside expiration date of the applicable stock option. The payments and benefits described above would be subject to Ms. Joyce’s execution and non-revocation of a general release of claims and continued compliance with customary confidentiality, non-competition and non-solicitation covenants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oscar Health, Inc.

Date: March 8, 2022	By:	/s/ Ranmali Bopitiya
Ranmali Bopitiya
Chief Legal Officer